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                                                                  Exhibit 21.1


                         Subsidiaries of the Registrant




Subsidiary Name                                         State of Incorporation
---------------------------------------------           ----------------------

JUDGE ELECTRONIC SERVICES OF BOSTON, INC.               Massachusetts

JUDGE ELECTRONIC SERVICES OF FLORIDA, INC.              Florida

JUDGE HOSPITALITY SERVICES, INC.                        Pennsylvania

JUDGE IMAGING SYSTEMS, INC.                             Delaware

JUDGE INC. OF NEW JERSEY                                New Jersey

JUDGE PROFESSIONAL SERVICES, INC.                       Pennsylvania

JUDGE TECHNICAL SERVICES OF NEW JERSEY, INC.            New Jersey

JUDGE TECHNICAL SERVICES, INC.                          Pennsylvania

JUDGE, INC.                                             Pennsylvania

ON-SITE SOLUTIONS, Inc.                                 California

SYSTEMS SOLUTIONS, INC.                                 Washington

THE BERKELEY ASSOCIATES CORPORATION                     Delaware